EXHIBIT 23.3

CONSENT OF

WILSONMORGAN, LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Camelot Entertainment Group, Inc.

Irvine, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and in the related Prospectus, of our report dated April 15, 2009 relating to the financial statements of Camelot Entertainment Group, Inc. as of December 31, 2008 which appears in the Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 20, 2010.

/s/WilsonMorgan, LLP

Irvine, California

July 27, 2010